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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 ______________

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 2, 2001

                        Commission File Number: 000-28460

                        FUSION MEDICAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



                  Delaware                                      94-3177221
                  --------                                      ----------
     (State of incorporation or organization)            (IRS Employer I.D. No.)



                            34715 Ardenwood Boulevard
                            -------------------------
                                Fremont, CA 94555
                                -----------------
                    (Address of principal executive offices)

                                 (510) 818-4600
                                 --------------
              (Registrant's telephone number, including area code)

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         Item 5.  Other Events.

         On September 13, 2001, we received notice from Sulzer Spine-Tech Inc. that they had filed a Demand for Arbitration with the American Arbitration Association for unspecified damages resulting from our alleged breach of contract and invalid termination of the International Distributor Agreement originally executed between us and Sulzer Spine-Tech on July 1, 1999. Pursuant to the International Distributor Agreement, the decision of the arbitrator shall be final and non-appealable and shall be delivered within nine (9) months following the filing of the initial Demand for Arbitration. We dispute all claims made by Sulzer Spine-Tech and intend to vigorously defend ourselves. The arbitration and the termination of the International Distributor Agreement may result in costly and protracted legal expenses, may divert the efforts of our management personnel, may disrupt our revenues as we transition customers to order directly from us, may require us to pay monetary damages, may harm our reputation and may otherwise materially impact our operations, our business or our financial results.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               FUSION MEDICAL TECHNOLOGIES, INC.



                                               By   /S/ LARRY J. STRAUSS
                                                    ----------------------------
                                                    Larry J. Strauss

                                                    Vice President, Finance and
                                                    Chief Financial Officer
                                                    (Chief Accounting Officer
                                                    and Duly Authorized Officer
                                                    of the Registrant)


Dated:  October 2, 2001